UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

To

Form 8-K/A

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2009

BLUE EARTH, INC.

 (Exact Name of Registrant as specified in its charter)

Nevada	333-148346	98-0531496
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

Telephone: 702-263-1808

Telecopier: 866-263-1824

 (Address and telephone number of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 4 on Form 8-K/A amends the Current Report on Form 8-K for October 30, 2009 (the “Original Report”) and is being filed by Blue Earth, Inc. (the “Company”) f/k/a Genesis Fluid Solutions Holdings, Inc. (“Genesis”); f/k/a Cherry Tankers, Inc. (“CT”) solely in order to include the report of Lake & Associates, CPA’s in place of the audit report of Davis Accounting Group, P.C. which the Company previously removed as described below.  There were no changes to the numbering in the Company’s Consolidated Financial Statements and the Notes previously filed.

The financial statements of Genesis for the years ended December 31, 2008 and 2007 included in the Company’s Form 8-K/A dated October 30, 2009 and filed on November 16, 2009 were audited by Davis Accounting Group P.C.  The audit report was issued by Davis Accounting Group, P.C. from Cedar City, Utah and was dated January 15, 2009.  The license of Mr. Edwin Reese Davis, Jr. and his firm, Davis Accounting Group, P.C., lapsed on September 30, 2008 and was formally revoked as of November 4, 2010 by the Utah Division of Occupational & Professional Licensing (“DOPL”) after the Original Report had been filed.  You can find a copy of the order at https://secure.utah.gov/llv/search/ detail.html?license_id=3599263.

As Davis Accounting Group, P.C. was not licensed when it issued its audit reports on the Company’s financial statements, we may not include its audit reports in our filings with the Commission.

Unless expressly noted otherwise, the disclosures in this Form 8-K/A continue to speak as of the date of the Original Report, and do not reflect events occurring after the filing of the Original Report.  For additional information on subsequent events, the reader should refer to the Forms 10-K, Forms 10-Q and Forms 8-K the Company has filed in 2009, 2010, 2011 and 2012.  The filing of this Form 8-K/A shall not be deemed an admission that the Original Report, when made, included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement not misleading.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Audited Financial Statements of Genesis Fluid Solutions, Ltd. for the years ended December 31, 2008 and 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 23, 2012	BLUE EARTH, INC.

	By:	/s/ Johnny R. Thomas
	Name:	Johnny R. Thomas
	Title:	Chief Executive Officer

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